Exhibit 99.2

SUPPLEMENTAL FINANCIAL, OPERATING, & PROPERTY INFORMATION

QUARTER ENDED

JUNE 30, 2010

Conference Call Information:

Thursday, July 29, 2010

3:00PM Eastern Time/12:00PM Noon Pacific Time

Number: (719) 457-2634

Confirmation Code: 7525354

385 EAST COLORADO BOULEVARD, SUITE 299

PASADENA, CALIFORNIA  91101

(626) 578-9693

www.labspace.com

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

June 30, 2010

(Unaudited)

This Supplemental Financial, Operating, & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of July 29, 2010, the date this Supplemental Financial, Operating, & Property Information package is first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial, Operating, & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

June 30, 2010

The Company

Alexandria Real Estate Equities, Inc. (the “Company” or “Alexandria”), a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT focused principally on science-driven cluster formation. Our operating platform is based on the principle of “clustering” with assets and operations located in key life science markets. The Company has significant real estate assets adjacent to key life science entities which we believe results in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  These locations are in the best submarkets in each of the top life science cluster destinations, including San Francisco and San Diego, California, Eastern Massachusetts, New Jersey and Suburban Philadelphia, New York City, Southeast, Suburban Washington, D.C., Seattle, Washington, and international locations. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and translational entities, as well as government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus and the Company executed its initial public offering in 1997.  Alexandria is the leading life science real estate company and is known for its very well located high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise it provides to its broad and diverse high quality life science industry client tenant base.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry. Our deep and talented team has decades of real estate and life science industry experience. We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities. Our management team also includes highly experienced regional market directors each averaging over 20 years of real estate experience and over 10 years with Alexandria. Our regional market directors have tremendous experience and valuable relationships that enable Alexandria to develop long-term relationships with preeminent life science entities.

Strategy

Alexandria’s primary business objective is to maximize shareholder value by providing its shareholders and employees with the greatest possible total return. The key elements to our strategy include our consistent focus on the top life science cluster destinations with our properties located adjacent to life science entities driving growth and technological advances within each cluster. These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities. Alexandria’s strategy also includes leveraging on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities through acquisitions, redevelopment, and development.

Summary (as of June 30, 2010)

Corporate headquarters	Pasadena, California
Markets	San Francisco Bay, San Diego, Eastern Massachusetts, New Jersey/Suburban Philadelphia, New York City, Southeast, Suburban Washington, D.C., Seattle, and International
Fiscal year-end	December 31
Total properties	161
Total rentable square feet	12.7 million
Common shares outstanding	49.6 million
Dividend — quarter/annualized	$0.35/$1.40
Dividend yield	2.2%
Total market capitalization	$6.2 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

June 30, 2010

Executive/Senior Management

Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	SVP-Regional Market Director-Massachusetts
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP-Regional Market Director-Seattle
James H. Richardson	Director and Senior Management Consultant	John H. Cunningham	SVP-Regional Market Director-NY/Strategic Operations
Jennifer J. Pappas	SVP-General Counsel/Assistant Secretary	Larry J. Diamond	SVP-Regional Market Director-Mid Atlantic
Peter M. Moglia	Chief Investment Officer	Stephen A. Richardson	SVP-Regional Market Director-San Francisco Bay
Vincent R. Ciruzzi	SVP-Construction and Development
Peter J. Nelson	Corporate Secretary/Senior Management Consultant

Company Information

Corporate Headquarters	Trading Symbol	Information Requests
385 East Colorado Boulevard, Suite 299	ARE	Phone:	(626) 396-4828
Pasadena, California 91101	New York Stock Exchange	E-mail:	corporateinformation@labspace.com
		Web:	www.labspace.com

Common Stock Data (NYSE: ARE)

	2Q 2010	1Q 2010	4Q 2009	3Q 2009	2Q 2009
High trading price	$75.18	$69.03	$68.24	$62.49	$43.76
Low trading price	$60.48	$55.54	$51.35	$30.33	$30.48
Closing stock price, average for period	$68.80	$62.97	$57.67	$46.57	$36.31
Closing stock price, at the end of the quarter	$63.37	$67.60	$64.29	$54.35	$35.79
Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40
Dividend yield – annualized	2.2%	2.1%	2.2%	2.6%	3.9%
Common shares outstanding at the end of the quarter	49,634,396	43,919,968	43,846,050	43,715,900	39,040,518
Market value of outstanding common shares (in thousands)	$3,145,332	$2,968,990	$2,818,863	$2,375,959	$1,397,260

Timing

Quarterly results for the remainder of 2010 are expected to be announced according to the following schedule:
Third quarter	Late October 2010
Fourth quarter	Early February 2011

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Equity Research Coverage

June 30, 2010

Argus Research		Green Street Advisors		Morningstar
William L. Eddleman, Jr.	(212) 425-7500	John Stewart	(949) 640-8780	Jason Ren	(312) 244-7008
		Michael Knott	(949) 640-8780

Banc of America Securities-Merrill Lynch		International Strategy & Investment Group Inc		RW Baird
James Feldman	(212) 449-6339	Steve Sakwa	(212) 446-9462	David AuBuchon	(314) 863-4235
Jana Galan	(212) 449-5151	George Auerbach	(212) 446-9459	Justin Pelham-Webb	(314) 863-6413

Barclays Capital		JMP Securities		Standard & Poor’s
Ross L. Smotrich	(212) 526-2306	William C. Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Jeffrey S. Langbaum	(212) 526-0971	Rochan Raichura	(415) 835-3909

Citigroup Global Markets		JP Morgan Securities		UBS
Michael Bilerman	(212) 816-1383	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Quentin Velleley	(212) 816-6981	Joseph Dazio	(212) 622-6416	Robert Salisbury	(212) 713-4760
Mark Montandon	(212) 816-6243

Credit Suisse		Keefe, Bruyette & Woods
Andrew Rosivach	(415) 249-7942	Sheila McGrath	(212) 887-7793
Suzanne Kim	(415) 249-7943	Kristin Brown	(212) 887-3810

Alexandria Real Estate Equities, Inc. is currently covered by the equity research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2010 Financial and Operating Results

Highlights

Second Quarter 2010:

•                  Second Quarter 2010 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.10 Excluding Loss on Early Extinguishment of Debt

•                  Earnings Guidance for FFO per Share (Diluted) for the Year Ended December 31, 2010 of $4.43 Excluding Losses on Early Extinguishment of Debt and FFO per Share (Diluted) of $3.57 Including Losses on Early Extinguishment of Debt

•                  Second Quarter 2010 GAAP Same Property Revenues Less Operating Expenses up Approximately 1%

•                  Executed 35 Leases for 551,000 Rentable Square Feet, Including 135,000 Rentable Square Feet of Redevelopment and Development Space

•                  Reduced 2011 Expiring Leases by 295,000 Rentable Square Feet

•                  Second Quarter 2010 GAAP Rental Rate Increase of 5.1% on Renewed/Released Space

•                  Second Quarter 2010 Occupancy Remains Steady at Approximately 94%

•                  Operating Margins Solid at 74%

•                  Repaid Two Secured Loans Aggregating $22 Million

•                  Completed Exchange Offer of $233 Million of 8% Unsecured Convertible Notes; Representing 97% of Total Outstanding Notes

•                  Executed a 10-Year Lease with Bayer AG for 49,000 Rentable Square Feet at The Alexandria Center for Science and Technology at Mission Bay

•                  Obtained Final Zoning Approval for Binney Street Project Located in East Cambridge, Massachusetts, an 11.3-Acre Life Science Development Consisting of 1.7 Million Square Feet of Life Science Laboratory and Other Spaces

First Half 2010:

•                  GAAP Same Property Revenues Less Operating Expenses up Approximately 1%

•                  Executed 75 Leases for 1,031,000 Rentable Square Feet, Including 189,000 Rentable Square Feet of Redevelopment and Development Space

•                  GAAP Rental Rate Increase of 4.2% on Renewed/Released Space

•                  Completed Ground-Up Development of One Property in Seattle, Washington Aggregating 115,000 Rentable Square Feet Pursuant to a 10-Year Lease with Gilead Sciences Inc.

•                  Sold One Property Aggregating 71,000 Rentable Square Feet Previously Classified as “Held For Sale”

•                  Repaid Four Secured Loans Aggregating $33 Million

•                  Received LEED® Silver Certifications for Two Buildings in San Francisco Bay Market

Financial Results

For the second quarter of 2010, we reported funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $9,840,000, or $0.22 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $68,401,000, or $1.59 per share (diluted), for the second quarter of 2009.  For the six months ended June 30, 2010, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $59,703,000, or $1.35 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $129,764,000, or $3.43 per share (diluted), for the six months ended June 30, 2009.  In the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of our exchange of approximately $232.7 million principal amount of our 8% unsecured convertible notes for common stock and cash (“Exchange Offer”).  FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and six months ended June 30, 2010 excluding the loss on early extinguishment of debt was $54,563,000, or $1.10 per share (diluted), and $108,547,000, or $2.18 per share (diluted), respectively.  In the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.70% unsecured convertible notes.  Additionally, during the second quarter of 2009, we recognized income of approximately $7.2 million for a cash payment related to real estate acquired in November 2007.  In the first quarter of 2009, we recognized additional rental income of approximately $18.5 million related to a modification of a lease for a property in South San Francisco, California.  The weighted average number of common stock outstanding for calculating FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 44,904,999 and 43,071,925 for the second quarter of 2010 and 2009, respectively, and 44,384,570 and 37,810,869 for the six months ended June 30, 2010 and 2009, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2010 Financial and Operating Results

Financial Results (continued)

The following table summarizes the significant items noted above that impacted FFO (diluted) (in thousands):

	Six Months Ended		Three Months Ended
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$59,703	$129,764	$9,840	$53,980	$54,247	$50,609	$68,401	$61,329
Loss (gain) on early extinguishment of debt	41,496	(11,254)	41,496	–	–	–	(11,254)	–
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	(7,242)	–
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–	(18,509)
Assumed conversion of 8% unsecured convertible notes (1)	7,754	–	3,560	–	–	–	–	–
Impact of items above attributable to unvested restricted stock awards	(406)	431	(333)	–	–	–	174	287
FFO (diluted), as adjusted	$108,547	$93,190	$54,563	$53,980	$54,247	$50,609	$50,079	$43,107

(1)                    Due to the $41.5 million loss on early extinguishment of debt, our FFO results for the three and six months ended June 30, 2010 do not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive to each period pursuant to the if-converted method of accounting.  Excluding the loss on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive and the interest related to the notes is added to FFO (diluted).  For all periods since issuance of the notes in April 2009, except the three and six months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported, already included amounts related to the assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

The following table summarizes the significant items noted above that impacted total revenues (in thousands):

	Six Months Ended		Three Months Ended
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Total revenues, as reported	$233,497	$252,598	$117,010	$116,487	$115,125	$115,826	$121,039	$131,559
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	(7,242)	–
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–	(18,509)
Total revenues, as adjusted	$233,497	$226,847	$117,010	$116,487	$115,125	$115,826	$113,797	$113,050

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended June 30, 2010 and 2009 was $30,342,000 and $29,722,000, respectively.  Depreciation and amortization expense for the six months ended June 30, 2010 and 2009 was $60,080,000 and $61,168,000, respectively.  Net loss attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the second

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2010 Financial and Operating Results

Financial Results (continued)

quarter of 2010 was $20,393,000, or $0.45 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $35,498,000, or $0.82 per share (diluted), for the second quarter of 2009.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the six months ended June 30, 2010 was $206,000, compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $68,287,000, or $1.81 per share (diluted), for the six months ended June 30, 2009.

Leasing Activity

For the second quarter of 2010, we executed a total of 35 leases for approximately 551,000 rentable square feet at 26 different properties (excluding month-to-month leases).  Of this total, approximately 416,000 rentable square feet related to new or renewal leases of previously leased space (renewed/released space) and approximately 135,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 135,000 rentable square feet, approximately 53,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 82,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/released space) were on average approximately 5.1% higher on a GAAP basis than rental rates for expiring leases.

For the six months ended June 30, 2010, we executed a total of 75 leases for approximately 1,031,000 rentable square feet at 48 different properties (excluding month-to-month leases).  Of this total, approximately 681,000 rentable square feet related to new or renewal leases of previously leased space and approximately 350,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 350,000 rentable square feet, approximately 189,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 161,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 4.2% higher on a GAAP basis than rental rates for expiring leases.

As of June 30, 2010, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Exchange of 8% Unsecured Convertible Notes

Our 8% unsecured convertible notes are convertible under certain circumstances at a conversion rate of approximately 24.1546 shares of common stock per $1,000 in bonds, representing a conversion price of approximately $41.40 per share of our common stock, or approximately 5.8 million shares of our common stock in total for the entire $240 million principal amount of notes originally issued.  We apply the if-converted method for purposes of determining the impact of our 8% unsecured convertible notes on earnings per share (diluted) and FFO per share (diluted). In applying the if-converted method, we assume that our 8% unsecured convertible notes are converted for purposes of calculating earnings per share (diluted) or FFO per share (diluted) if the effect of such conversion is dilutive to earnings per share or FFO per share, as the case may be. If the effect of the assumed conversion is dilutive, earnings per share (diluted) or FFO per share (diluted) is calculated by adding back interest charges applicable to our 8% unsecured convertible notes to the numerator and our 8% unsecured convertible notes are assumed to have been converted at the beginning of the period presented (or at the date of issuance, if occurring on a date later than the beginning of the period presented) and the resulting incremental shares associated with the assumed conversion are included in the denominator. Furthermore, we assume that our 8% unsecured convertible notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed conversion would be dilutive, and any shares of common stock issued upon retirement or conversion are included in the denominator for the period after the date of retirement or conversion. Since issuance, and for periods through the first quarter of 2010, we had assumed conversion of our 8% unsecured convertible notes for purposes of calculating FFO per share (diluted) as the impact to FFO per share was dilutive for each period pursuant to the if-converted method of accounting.  As a result, for all periods presented through March 31, 2010, the underlying shares of our common stock of approximately 5.8 million shares were included in our weighted average shares of common stock outstanding for FFO per share (diluted).

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2010 Financial and Operating Results

Exchange of 8% Unsecured Convertible Notes (continued)

In June 2010, we completed the Exchange Offer.  The terms of the Exchange Offer included 24.1546 shares of our common stock, plus a cash premium of $180 per $1,000 in bonds.  As the Exchange Offer terms provided for an equivalent number of shares of our common stock, per bond, as compared to the existing bondholder conversion option, we anticipated that the Exchange Offer would not by itself impact our total weighted average shares of common stock outstanding for purposes of calculating FFO per share (diluted), assuming that our 8% unsecured convertible notes are dilutive to FFO per share (dilutive) for such periods.

Upon completion of the Exchange Offer, we retired $232.7 million principal amount of our 8% unsecured convertible notes (representing approximately 97% of the $240 million aggregate principal of our 8% unsecured convertible notes outstanding prior to the Exchange Offer) in exchange for approximately 5.6 million shares of our common stock (representing approximately 97% of the underlying 5.8 million shares of our common stock) and cash payments of approximately $41.9 million.  In connection with the Exchange Offer, we recognized a loss on early extinguishment of debt of approximately $41.5 million in the second quarter of 2010.   Due to the $41.5 million loss on early extinguishment of debt, our FFO results for the three and six months ended June 30, 2010 do not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive to each period pursuant to the if-converted method of accounting.  Excluding the loss on early extinguishment of debt, our weighted average shares of common stock outstanding for calculating FFO per share (diluted) for the three and six months ended June 30, 2010 would have included approximately 4.8 million and 5.3 million additional shares.  We anticipate the assumed conversion of our 8% unsecured convertible notes to be dilutive pursuant to the if-converted method of accounting for the year ended December 31, 2010, such that the total weighted average shares of common stock outstanding for purposes of calculating FFO per share (diluted) includes the weighted average shares of common stock actually issued upon completion of the Exchange Offer and the weighted average shares of common stock outstanding assuming conversion of such outstanding 8% unsecured convertible notes for each period before and after the Exchange Offer.

In July 2010, we repurchased, in a privately negotiated transaction, an additional $7.1 million principal amount of our 8% unsecured convertible notes for an aggregate cash price of approximately $12.8 million.  We expect to record a loss on early extinguishment of debt related to the repurchase in the third quarter of 2010 of approximately $1.3 million.

The following table presents a reconciliation for the three and six months ended June 30, 2010 from FFO (diluted), as reported, to FFO (diluted) excluding the loss on early extinguishment of debt (dollars in thousands, except per share data):

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$9,840	$59,703
Add: Loss on early extinguishment of debt	41,496	41,496
Add: Assumed conversion of 8% unsecured convertible notes	3,560	7,754
Subtract: Impact to unvested restricted stock awards	(333)	(406)
FFO (diluted) excluding the loss on early extinguishment of debt	$54,563	$108,547

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported	44,904,999	44,384,570
Add: Assumed conversion of 8% unsecured convertible notes (see reconciliation on next page)	4,808,925	5,300,285
Weighted average shares of common stock outstanding for calculating FFO per share (diluted) excluding the loss on early extinguishment of debt	49,713,924	49,684,855

FFO per share (diluted) excluding the loss on early extinguishment of debt	$1.10	$2.18

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2010 Financial and Operating Results

Exchange of 8% Unsecured Convertible Notes (continued)

The following table presents a reconciliation of the number of shares of our common stock of which the aggregate consideration for the entire $240 million of our 8% unsecured convertible notes (5,797,101 shares) to the shares related to the assumed conversion of our 8% unsecured convertible notes shown in the table on page 9:

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Number of shares of which the aggregate consideration to be delivered upon conversion of the entire $240 million of our 8% unsecured convertible notes is determined	5,797,101	5,797,101
Less: Weighted average shares of common stock included in the denominator for FFO per share (diluted), as reported, related to shares of common stock issued upon completion of the Exchange Offer	988,176	496,816
Weighted average shares of common stock outstanding assuming conversion of such 8% unsecured convertible notes outstanding for each period before and after the Exchange Offer	4,808,925	5,300,285

Other Recent Events

Binney Street Project Received Final Zoning Approval for 1.7 Million Square Feet of Life Science Laboratory and Other Spaces

In June 2010, we announced that the Cambridge Planning Board granted final zoning approval for our life science development, known as the Binney Street Project (the “Project”).  The Project is an 11.3-acre development that will consist of approximately 1.7 million square feet of life science laboratory and other spaces located in East Cambridge.  It will include a mixed mode transportation center and more than two acres of public open space for the East Cambridge community.  Once completed, the Project will have five highly sustainable state-of-the-art life science facilities in addition to the preservation of existing historic buildings.  All buildings will be LEED certifiable, employing state-of-the-art design and technology featuring sustainable operations including high-efficiency mechanical systems, rooftop storm water management and water-efficient landscaping.  This innovative development, in the heart of the renowned Kendall Square innovation district, will provide convenient access to leading research and academic institutions including Massachusetts Institute of Technology (“MIT”), Whitehead Institute for Biomedical Research, the Broad Institute and Harvard University.  With its crucial adjacency location near the Kendall Square T Station and MIT campus, in the heart of East Cambridge, Massachusetts, the Project is positioned to be the epicenter of Cambridge’s life science industry.

Other

In April 2010, we executed a 10-year lease with a Bayer AG for approximately 49,000 rentable square feet at The Alexandria Center for Science and Technology at Mission Bay.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2010 Financial and Operating Results

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders are as follows:

	2010
FFO per share (diluted)	$3.57
Earnings per share (diluted)	$1.03

Loss on early extinguishment of debt on an FFO per share (diluted) basis	$0.86	(1)

The following table provides a summary of our guidance issued this year for 2010 FFO per share (diluted):

Event	2010 FFO per Share (Diluted) (2)

Guidance as reported on April 29, 2010 in connection with our first quarter 2010 earnings call	$4.43
Loss on early extinguishment of debt in June 2010	(0.83)
Guidance as reported on June 15, 2010 upon completion of Exchange Offer	3.60
Estimated loss on early extinguishment of debt in July 2010	(0.03)
Guidance as reported on July 29, 2010 in connection with our second quarter 2010 earnings call	$3.57

(1)                   Comprised of $0.83 per share related to the loss on early extinguishment of debt in June 2010 upon completion of our Exchange Offer and the $0.03 per share estimated loss on early extinguishment of debt in July 2010 related to the repurchase of an additional $7.1 million principal amount of our 8% unsecured convertible notes for cash in a privately negotiated transaction.

(2)                   Our guidance for the year ended December 31, 2010 includes the weighted average shares of common stock outstanding assuming conversion of such outstanding 8% unsecured convertible notes pursuant to the if-converted method of accounting for each period before and after the Exchange Offer and the weighted average shares of common stock associated with the 5.6 million shares of common stock issued upon completion of the Exchange Offer.  The Exchange Offer did not impact weighted average shares of common stock outstanding in our guidance for purposes of calculating FFO per share (diluted) for the year ended December 31, 2010 since the shares issued in the Exchange Offer were already included in diluted weighted average shares of common stock outstanding pursuant to the if-converted method of accounting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2010 Financial and Operating Results

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of June 30, 2010, Alexandria’s multinational pharmaceutical client tenants represented approximately 27% of our annualized base rent, led by Novartis AG, Roche Holding Ltd, GlaxoSmithKline plc, Pfizer Inc., and Merck & Co., Inc.; revenue-producing life science product and service companies represented approximately 19%, led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; public biotechnology companies represented approximately 18% and included the three largest in the sector, Amgen Inc., Gilead Sciences, Inc., and Celgene Corporation; government agencies and renowned medical and research institutions represented approximately 15% and included The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 14% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Ambrx, Inc., Intellikine, Inc., MacroGenics, Inc., and Tolerx, Inc.; and the remaining approximately 7% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, July 29, 2010 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2010.  To participate in this conference call, dial (719) 457-2634 and confirmation code 7525354, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, July 29, 2010.  The replay number is (719) 457-0820 and the confirmation code is 7525354.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the quarter ended June 30, 2010 and this press release are available in the Corporate Information section of our website at www.labspace.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, selective redevelopment, development, and acquisition of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and translational entities, as well as government agencies. Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base contains 161 properties approximating 12.7 million rentable square feet consisting of 156 properties approximating 11.8 million rentable square feet (including spaces undergoing active redevelopment) and five properties undergoing ground-up development approximating an additional 865,000 rentable square feet.  In addition, our asset base will enable us to grow to approximately 24.1 million rentable square feet through additional ground-up development of approximately 11.4 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Six Months Ended (1)(2)		Three Months Ended (1)(2)
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Revenues
Rental	$178,370	$191,472	$89,512	$88,858	$88,702	$88,419	$87,461
Tenant recoveries	53,134	51,464	26,576	26,558	25,414	26,230	24,668
Other income	1,993	9,662	922	1,071	1,009	1,177	8,910
Total revenues	233,497	252,598	117,010	116,487	115,125	115,826	121,039

Expenses
Rental operations	62,003	61,658	30,352	31,651	29,451	31,218	29,224
General and administrative	17,747	18,222	8,266	9,481	8,468	9,611	8,804
Interest	36,340	41,572	18,778	17,562	19,452	21,225	21,373
Depreciation and amortization	60,077	60,742	30,342	29,735	29,007	28,112	29,500
Total expenses	176,167	182,194	87,738	88,429	86,378	90,166	88,901

(Loss) gain on early extinguishment of debt	(41,496)	11,254	(41,496)	–	–	–	11,254
Income (loss) from continuing operations	15,834	81,658	(12,224)	28,058	28,747	25,660	43,392
Income from discontinued operations, net	727	3,707	–	727	1,158	718	724
Net income (loss)	16,561	85,365	(12,224)	28,785	29,905	26,378	44,116

Net income attributable to noncontrolling interests	1,865	5,237	930	935	924	886	4,362
Dividends on preferred stock	14,179	14,178	7,090	7,089	7,089	7,090	7,089
Net income attributable to unvested restricted stock awards	311	868	149	219	242	199	367
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$206	$65,082	$(20,393)	$20,542	$21,650	$18,203	$32,298

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$(0.02)	$1.72	$(0.45)	$0.45	$0.47	$0.45	$0.81
Discontinued operations, net	0.02	0.10	–	0.02	0.03	0.02	0.02
Earnings (loss) per share – basic	$–	$1.82	$(0.45)	$0.47	$0.50	$0.47	$0.83

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$(0.02)	$1.71	$(0.45)	$0.45	$0.46	$0.45	$0.80
Discontinued operations, net	0.02	0.10	–	0.02	0.03	0.02	0.02
Earnings (loss) per share – diluted	$–	$1.81	$(0.45)	$0.47	$0.49	$0.47	$0.82

(1)             During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)             Certain amounts have been reclassified to conform to current period presentation related to discontinued operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Assets
Investments in real estate:
Rental properties	$3,979,016	$3,937,876	$3,903,955	$3,867,725	$3,720,238
Less: accumulated depreciation	(562,755)	(538,570)	(520,647)	(500,765)	(476,970)
Rental properties, net	3,416,261	3,399,306	3,383,308	3,366,960	3,243,268
Land held for future development	309,514	294,631	255,025	254,549	240,411
Construction in progress	1,394,778	1,326,865	1,400,795	1,349,656	1,406,451
Investment in unconsolidated real estate entity	35,184	34,421	–	–	–
Investments in real estate, net	5,155,737	5,055,223	5,039,128	4,971,165	4,890,130
Cash and cash equivalents	73,254	70,980	70,628	68,280	70,313
Restricted cash	37,660	35,832	47,291	60,002	51,683
Tenant receivables	3,059	2,710	3,902	3,789	4,665
Deferred rent	102,422	99,248	96,700	92,022	87,697
Investments	77,088	76,918	72,882	71,080	66,068
Other assets	115,939	127,623	126,696	126,999	116,097
Total assets	$5,565,159	$5,468,534	$5,457,227	$5,393,337	$5,286,653

Liabilities and Equity
Secured notes payable	$859,831	$884,839	$937,017	$837,177	$941,600
Unsecured line of credit and unsecured term loan	1,446,000	1,291,000	1,226,000	1,248,000	1,307,000
Unsecured convertible notes	378,580	586,975	583,929	580,919	577,984
Accounts payable, accrued expenses, and tenant security deposits	300,035	284,830	282,516	325,720	312,313
Dividends payable	23,683	21,709	21,686	21,665	20,005
Total liabilities	3,008,129	3,069,353	3,051,148	3,013,481	3,158,902

Redeemable noncontrolling interests	17,014	17,490	41,441	41,232	41,012

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	496	439	438	437	390
Additional paid-in capital	2,158,591	1,987,512	1,977,062	1,961,421	1,718,737
Accumulated other comprehensive loss	(40,377)	(26,990)	(33,730)	(44,162)	(53,013)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,498,348	2,340,599	2,323,408	2,297,334	2,045,752
Noncontrolling interests	41,668	41,092	41,230	41,290	40,987
Total equity	2,540,016	2,381,691	2,364,638	2,338,624	2,086,739
Total	$5,565,159	$5,468,534	$5,457,227	$5,393,337	$5,286,653

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings (Loss) per Share

(Dollars in thousands, except per share data)

 (Unaudited)

Earnings (Loss) per Share

	Six Months Ended (1)		Three Months Ended (1)
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — numerator for basic earnings (loss) per share	$206	$65,082	$(20,393)	$20,542	$21,650	$18,203	$32,298
Assumed conversion of 8% unsecured convertible notes	–	3,197	–	–	–	–	3,197
Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	8	–	–	–	–	3
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion — numerator for diluted earnings (loss) per share	$206	$68,287	$(20,393)	$20,542	$21,650	$18,203	$35,498

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — denominator for basic earnings (loss) per share	44,348,850	35,722,375	44,870,142	43,821,765	43,715,462	39,094,018	38,929,971
Effect of dilutive securities and assumed conversion (2):
Dilutive effect of stock options	–	6,662	–	35,748	34,839	11,932	1,167
Assumed conversion of 8% unsecured convertible notes	–	2,081,832	–	–	–	–	4,140,787
Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion — denominator for diluted earnings (loss) per share	44,348,850	37,810,869	44,870,142	43,857,513	43,750,301	39,105,950	43,071,925

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$–	$1.82	$(0.45)	$0.47	$0.50	$0.47	$0.83
Diluted	$–	$1.81	$(0.45)	$0.47	$0.49	$0.47	$0.82

(1)               During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)               We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares are dilutive or antidilutive to earnings (loss) per share.  For the three and six months ended June 30, 2010, all potential common shares (including the effect of stock options and the assumed conversion of our 8% unsecured convertible notes) were antidilutive to earnings (loss) per share from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and have been excluded from diluted earnings (loss) per share.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share data)

(Unaudited)

Funds from Operations (“FFO”)

The following table presents a reconciliation of net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the six and three month periods below:

	Six Months Ended (1)		Three Months Ended (1)
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$206	$65,082	$(20,393)	$20,542	$21,650	$18,203	$32,298
Add: Depreciation and amortization (2)	60,080	61,168	30,342	29,738	29,004	28,336	29,722
Add: Net income attributable to noncontrolling interests	1,865	5,237	930	935	924	886	4,362
Add: Net income attributable to unvested restricted stock awards	311	868	149	219	242	199	367
Subtract: Gain on sales of property	(24)	(2,234)	–	(24)	(393)	–	–
Subtract: FFO attributable to noncontrolling interests	(2,137)	(1,919)	(1,039)	(1,098)	(1,006)	(918)	(842)
Subtract: FFO attributable to unvested restricted stock awards	(598)	(1,687)	(149)	(530)	(558)	(505)	(740)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	59,703	126,515	9,840	49,782	49,863	46,201	65,167
Add: Assumed conversion of 8% unsecured convertible notes (1)	–	3,197	–	4,194	4,362	4,384	3,197
Add: Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	52	–	4	22	24	37
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for FFO per share (diluted)	$59,703	$129,764	$9,840	$53,980	$54,247	$50,609	$68,401

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	44,348,850	35,722,375	44,870,142	43,821,765	43,715,462	39,094,018	38,929,971
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	35,720	6,662	34,857	35,748	34,839	11,932	1,167
Assumed conversion of 8% unsecured convertible notes (1)	–	2,081,832	–	5,797,101	5,797,101	5,797,101	4,140,787
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for FFO per share (diluted)	44,384,570	37,810,869	44,904,999	49,654,614	49,547,402	44,903,051	43,071,925

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.35	$3.54	$0.22	$1.14	$1.14	$1.18	$1.67
Diluted	$1.35	$3.43	$0.22	$1.09	$1.09	$1.13	$1.59

(1)          During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  Due to the $41.5 million loss on early extinguishment of debt, our FFO results for the three and six months ended June 30, 2010 do not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive to each period pursuant to the if-converted method of accounting.  See pages 8-10 for additional information.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)          Includes depreciation and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Adjusted Funds from Operations

(Dollars in thousands)

(Unaudited)

Adjusted Funds from Operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Six Months Ended (1)		Three Months Ended (1)
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$59,703	$126,515	$9,840	$49,782	$49,863	$46,201	$65,167
Add/(deduct):
Capital expenditures	(743)	(762)	(440)	(303)	(607)	(565)	(270)
Second generation tenant improvements and leasing costs	(3,286)	(1,585)	(1,801)	(1,485)	(2,334)	(819)	(894)
Amortization of loan fees	4,098	3,816	2,026	2,072	2,081	2,061	2,023
Amortization of debt premiums/discounts	5,875	4,867	2,849	3,026	2,998	2,923	2,605
Amortization of acquired above and below market leases	(3,577)	(6,481)	(1,330)	(2,247)	(1,457)	(1,510)	(1,736)
Deferred rent	(7,440)	(4,209)	(3,305)	(4,135)	(7,064)	(3,106)	(2,700)
Net stock compensation	5,389	6,716	2,658	2,731	3,194	4,141	3,694
Capitalized income from development projects	2,658	3,293	1,302	1,356	1,660	1,545	1,631
Deferred rent on ground leases	2,549	2,602	1,117	1,432	1,400	1,564	1,478
Loss (gain) on early extinguishment of debt	41,496	(11,254)	41,496	–	–	–	(11,254)
Allocation to unvested restricted stock awards	(466)	40	(363)	(25)	1	(67)	61
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$106,256	$123,558	$54,049	$52,204	$49,735	$52,368	$59,805

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings (loss) per share	44,348,850	37,810,869	44,870,142	43,857,513	43,750,301	39,105,950	43,071,925
Add: Dilutive effect of stock options	35,720	–	34,857	–	–	–	–
Less: Assumed conversion of 8% unsecured convertible notes	–	(2,081,832)	–	–	–	–	(4,140,787)
	44,384,570	35,729,037	44,904,999	43,857,513	43,750,301	39,105,950	38,931,138

(1)          During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Balance Sheet Data
Rental properties, net	$3,416,261	$3,399,306	$3,383,308	$3,366,960	$3,243,268
Land held for future development	$309,514	$294,631	$255,025	$254,549	$240,411
Construction in progress	$1,394,778	$1,326,865	$1,400,795	$1,349,656	$1,406,451
Investment in unconsolidated real estate entity	$35,184	$34,421	$–	$–	$–
Gross book value of real estate	$5,718,492	$5,593,793	$5,559,775	$5,471,930	$5,367,100
Tangible non-real estate assets	$218,373	$222,248	$227,440	$239,076	$224,016
Total assets	$5,565,159	$5,468,534	$5,457,227	$5,393,337	$5,286,653
Gross assets (excluding cash and restricted cash)	$6,017,000	$5,900,292	$5,859,955	$5,765,820	$5,641,627
Secured notes payable	$859,831	$884,839	$937,017	$837,177	$941,600
Unsecured line of credit	$696,000	$541,000	$476,000	$498,000	$557,000
Unsecured term loan	$750,000	$750,000	$750,000	$750,000	$750,000
3.7% unsecured convertible notes	$371,925	$369,961	$368,027	$366,120	$364,242
8.0% unsecured convertible notes (1)	$6,655	$217,014	$215,902	$214,799	$213,742
Total unsecured debt	$1,824,580	$1,877,975	$1,809,929	$1,828,919	$1,884,984
Total debt	$2,684,411	$2,762,814	$2,746,946	$2,666,096	$2,826,584
Net debt	$2,573,497	$2,656,002	$2,629,027	$2,537,814	$2,704,588
Total liabilities	$3,008,129	$3,069,353	$3,051,148	$3,013,481	$3,158,902
Common shares outstanding (1)	49,634,396	43,919,968	43,846,050	43,715,900	39,040,518
Total market capitalization	$6,212,596	$6,112,219	$5,946,639	$5,417,648	$4,580,406

	Three Months Ended
	6/30/2010 (1)	3/31/2010	12/31/2009	9/30/2009	6/30/2009 (2)
Operating Data
Total revenues	$117,010	$116,487	$115,125	$115,826	$121,039
Total revenues, as adjusted	$117,010	$116,487	$115,125	$115,826	$113,797
Deferred rent	$3,305	$4,135	$7,064	$3,106	$2,700
Amortization of acquired above and below market leases	$1,330	$2,247	$1,457	$1,510	$1,736
Non-cash amortization of discount on unsecured convertible notes	$2,925	$3,046	$3,009	$2,935	$2,612
Non-cash amortization of discounts (premiums) on secured notes payable	$(76)	$(20)	$(11)	$(12)	$(7)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(20,393)	$20,542	$21,650	$18,203	$32,298
(Loss) earnings per share – diluted	$(0.45)	$0.47	$0.49	$0.47	$0.82
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$9,840	$53,980	$54,247	$50,609	$68,401
FFO per share – diluted	$0.22	$1.09	$1.09	$1.13	$1.59
Weighted average common shares outstanding – EPS – diluted	44,870,142	43,857,513	43,750,301	39,105,950	43,071,925
Weighted average common shares outstanding – FFO – diluted	44,904,999	49,654,614	49,547,402	44,903,051	43,071,925

(1)          During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  See pages 8-10 for additional information.

(2)          During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended (1)
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Financial, Debt, and Other Ratios
Unencumbered net operating income as a percentage of total net operating income	56%	57%	55%	60%	61%
Unencumbered assets gross book value	$4,404,729	$4,250,976	$4,166,066	$4,092,300	$3,971,718
Unencumbered assets gross book value as a percentage of gross assets	72%	71%	70%	69%	69%
Percentage outstanding on unsecured line of credit at end of period	61%	47%	41%	43%	48%
Operating margin	74%	73%	74%	73%	74%
Adjusted EBITDA margin	69%	68%	70%	69%	72%
General and administrative expense as a percentage of total revenues	7.1%	8.1%	7.4%	8.3%	7.3%
EBITDA – trailing 12 months	$267,281	$325,596	$342,428	$341,639	$342,624
Adjusted EBITDA – trailing 12 months	$321,084	$327,685	$342,598	$353,831	$354,198
Capitalized interest	$18,322	$19,509	$18,976	$17,933	$18,240
Weighted average interest rate used for capitalization during period	5.06%	5.20%	5.42%	5.16%	5.23%
Net debt to gross assets (excluding cash and restricted cash) at end of period	42.8%	45.0%	44.9%	44.0%	47.9%
Secured debt as a percentage of gross assets at end of period	14%	15%	16%	14%	16%
Net debt to Adjusted EBITDA – trailing 12 months	8.0	8.1	7.7	7.2	7.6
Dividends per share on common stock	$0.35	$0.35	$0.35	$0.35	$0.35
Dividend payout ratio (common stock)	32%	29%	29%	31%	20%

	2Q 2010	1Q 2010	4Q 2009		3Q 2009	2Q 2009
Asset Base Statistics
Number of properties at end of period	161	161	162		163	163
Rentable square feet at end of period	12,672,031	12,672,031	12,742,678		12,790,236	12,790,236
Occupancy of operating properties at end of period	94.0%	94.0%	94.1%		94.4%	94.5%
Occupancy including redevelopment properties at end of period	89.6%	88.9%	89.4%		89.1%	89.4%
Leasing activity – YTD rentable square feet	1,031,018	563,901	1,864,347		1,349,098	935,580
Leasing activity – Qtr rentable square feet	550,678	563,901	489,079		449,515	472,822
Leasing activity – YTD GAAP rental rate increase	4.2%	1.8%	3.5%		4.9%	4.0%
Leasing activity – Qtr GAAP rental rate increase	5.1%	1.8%	1.5%		5.6%	3.3%
Leasing activity – YTD Cash rental rate increase	0.3%	0.7%	0.1%		2.8%	2.5%
Leasing activity – Qtr Cash rental rate increase	0.0%	0.7%	(8.0%	)	1.6%	2.1%
Same property YTD revenue less operating expenses – GAAP basis	0.6%	0.8%	2.8%		3.7%	4.0%
Same property Qtr revenue less operating expenses – GAAP basis	0.7%	0.8%	1.1%		0.8%	2.2%
Same property YTD revenue less operating expenses – Cash basis	1.3%	0.4%	4.7%		7.1%	7.1%
Same property Qtr revenue less operating expenses – Cash basis	2.5%	0.4%	1.3%		4.3%	5.8%

(1)   During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.  During the fourth quarter of 2008, we recognized approximately $11.3 million of additional rental income related to the modification of a lease in South San Francisco.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Unaudited)

Summary of Occupancy Percentage at End of Period

	December 31,
	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2Q10	Average
Operating properties	96.2%	95.7%	98.4%	99.0%	96.3%	93.9%	95.2%	93.2%	93.1%	93.8%	94.8%	94.1%	94.0%	95.2%
Operating and redevelopment properties	92.9%	91.5%	90.8%	88.6%	89.2%	88.4%	87.0%	87.7%	88.0%	87.8%	90.0%	89.4%	89.6%	89.3%

Quarterly Percentage Change in GAAP and Cash Same Property Revenues Less Operating Expenses

Summary of GAAP and Cash Rental Rate Increases on Renewed/Released Space

(1)          Excluding a lease for 21,310 rentable square feet in the San Francisco Bay market, rental rates for renewed or released space in 2003 were on average 2.5%
higher than expiring rates on a cash basis and 9.7% higher than expiring rates on a GAAP basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
June 30, 2010
(Dollars in thousands)
(Unaudited)

Debt Maturities

	Secured Notes Payable				Unsecured Debt
Year	Our Share	Noncontrolling Interests’ Share	Total Consolidated Secured Notes Payable		Credit Facility		Unsecured Convertible Notes
2010	$5,607	$136	$5,743		$–		$–
2011	134,603	284	134,887		696,000	(1)	–
2012	40,621	300	40,921		750,000	(1)	371,925
2013	52,174	318	52,492		–		–
2014	195,887	20,846	216,733		–		6,655
Thereafter	409,055	–	409,055		–		–
Total	$837,947	$21,884	$859,831	(2)	$1,446,000		$378,580	(2)

Secured Notes Payable and Unsecured Debt Analysis

	Balance		Percentage of Balance	Weighted Average Interest Rate at End of Period (3)	Weighted Average Remaining Term
Secured Notes Payable	$859,831	(2)	32.0%	5.95%	6.0 Years
Unsecured Line of Credit	696,000		25.9	1.50	1.3 Years	(4)
Unsecured Term Loan	750,000		27.9	4.92	2.3 Years	(4)
3.7% Unsecured Convertible Notes	371,925	(2)	13.9	5.96	1.5 Years
8% Unsecured Convertible Notes	6,655	(2)	0.3	11.00	3.8 Years
Total Debt	$2,684,411		100.0%	4.52%	3.2 Years

(1)	Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit from October 2010 to October 2011 and our unsecured term loan from October 2011 to October 2012.
(2)

Includes unamortized discount of approximately $2.2 million, $12.8 million, and $0.7 million on our secured notes payable, 3.7% Unsecured Convertible Notes, and 8% Unsecured Convertible Notes, respectively, as of June 30, 2010.

(3)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.

(4)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit and unsecured term loan by twelve months to October 2011 and October 2012, respectively. The interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Secured Notes Payable Principal Maturities Through 2014
June 30, 2010

(Dollars in thousands)

(Unaudited)

Description	Maturity Date	Type	Stated Rate		Effective Rate (1)	Amount

Other scheduled principal repayments/amortization						5,743
2010 Total						$5,743

California – San Francisco Bay #1	1/3/2011	Bank	1.65%		1.65%	$29,558	(2)
Eastern Massachusetts #1	2/1/2011	Bank	7.52		5.82	5,050
California – San Diego #1	8/2/2011	Not-for-Profit	7.50		7.50	8,500
Eastern Massachusetts #2	10/1/2011	Bank	8.10		5.69	2,237
Suburban Washington, D.C. #1	11/1/2011	CMBS	7.25		5.82	2,978
Suburban Washington, D.C. #2	12/22/2011	Bank	3.57		3.57	76,000	(3)
Other scheduled principal repayments/amortization						10,564
2011 Total						$134,887

Washington – Seattle #1	1/1/2012	Bank	6.15	% (4)	6.15%	$28,500	(2)(5)
Eastern Massachusetts #3	3/1/2012	Insurance Co.	7.14		5.83	1,358
Other scheduled principal repayments/amortization						11,063
2012 Total						$40,921

California – San Diego #2	3/1/2013	Insurance Co.	6.21%		6.21%	$7,940
Suburban Washington, D.C. #3	9/1/2013	CMBS	6.36		6.36	26,093
California – San Francisco Bay #2	11/16/2013	Other	6.14		6.14	7,527
Other scheduled principal repayments/amortization						10,932
2013 Total						$52,492

Eastern Massachusetts #4	4/1/2014	Insurance Co.	5.26%		5.59%	$208,457
Washington – Seattle #2	11/18/2014	Other	6.37		6.37	240
Other scheduled principal repayments/amortization						8,036
2014 Total						$216,733

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and interest rate hedge agreements. The effective rate excludes bank fees and amortization of loan fees.

(2)	Variable rate loan based on one month LIBOR plus an applicable spread. The interest rate resets periodically and will vary in future periods.
(3)	We have ongoing discussions with our lenders to extend or refinance the debt secured by this property.
(4)	Represents the stated rate of 1.50% as of June 30, 2010 and the impact of an interest rate hedge agreement.
(5)	Assumes we exercise our sole right to extend the maturity date of this secured debt from January 1, 2011 to January 1, 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Fixed/Floating Rate Debt and Leverage
(Dollars in thousands, except per share data)
(Unaudited)

Fixed/Floating Rate Debt Analysis

	June 30, 2010	Percentage of Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Maturity
Fixed Rate Debt	$1,178,959	43.9%	6.08%	4.9 Years
Floating Rate Debt – Hedged	628,500	23.4	5.80	2.3 Years	(2)
Floating Rate Debt – Unhedged	876,952	32.7	1.51	1.5 Years	(2)
Total Debt	$2,684,411	100.0%	4.52%	3.2 Years	(2)

Leverage

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Total debt	$2,684,411	$2,762,814	$2,746,946	$2,666,096	$2,826,584
Less: cash, cash equivalents, and restricted cash	(110,914)	(106,812)	(117,919)	(128,282)	(121,996)
Net debt	$2,573,497	$2,656,002	$2,629,027	$2,537,814	$2,704,588

Adjusted EBITDA – trailing 12 months (3)	$321,084	$327,685	$342,598	$353,831	$354,198
Gross Assets (excluding cash and restricted cash)	$6,017,000	$5,900,292	$5,859,955	$5,765,820	$5,641,627
Net debt to Adjusted EBITDA – trailing 12 months (3)	8.0	8.1	7.7	7.2	7.6
Net debt to Gross Assets (excluding cash and restricted cash)	42.8%	45.0%	44.9%	44.0%	47.9%
Unencumbered net operating income as a percentage of total net operating income	56%	57%	55%	60%	61%
Unencumbered assets gross book value as a percentage of gross assets	72%	71%	70%	69%	69%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.

(2)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit and unsecured term loan by twelve months to October 2011 and October 2012, respectively.  The interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR.  The interest rate resets periodically and will vary in future periods.

(3)

During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco. During the fourth quarter of 2008, we recognized approximately $11.3 million of additional rental income related to the modification of a lease in South San Francisco.

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Hedge Agreements

June 30, 2010

(Dollars in thousands)

(Unaudited)

Transaction Date	Effective Date	Termination Date	Interest Pay Rate	Notional Amount	Effective at June 30, 2010

December 2006	December 29, 2006	March 31, 2014	4.990%	$50,000	$50,000
December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500
October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000
October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000
December 2005	January 2, 2008	December 31, 2010	4.768	50,000	50,000
October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000
October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000
June 2006	October 31, 2008	December 31, 2010	5.340	50,000	50,000
June 2006	October 31, 2008	December 31, 2010	5.347	50,000	50,000
October 2008	September 30, 2009	January 31, 2011	3.119	100,000	100,000
December 2006	November 30, 2009	March 31, 2014	5.015	75,000	75,000
December 2006	November 30, 2009	March 31, 2014	5.023	75,000	75,000
December 2006	December 31, 2010	October 31, 2012	5.015	100,000	–
Total					$628,500

Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Occupancy Percentage and Properties

(Dollars in thousands)

(Unaudited)

Summary of Occupancy Percentage at End of Period

	December 31,
	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2Q10	Average
Operating properties	96.2%	95.7%	98.4%	99.0%	96.3%	93.9%	95.2%	93.2%	93.1%	93.8%	94.8%	94.1%	94.0%	95.2%
Operating and redevelopment properties	92.9%	91.5%	90.8%	88.6%	89.2%	88.4%	87.0%	87.7%	88.0%	87.8%	90.0%	89.4%	89.6%	89.3%

Summary of Properties

	June 30, 2010							March 31, 2010
	Rentable Square Feet				Number of	Annualized	Occupancy	Occupancy
Markets	Operating	Redevelopment	Development	Total	Properties	Base Rent (1)	Percentage (1) (2)	Percentage (3)
California - San Diego	1,507,621	157,854	–	1,665,475	32	$40,519	86.9%	87.4%
California - San Francisco Bay	1,577,193	–	555,000	2,132,193	22	54,062	96.6	95.8
Eastern Massachusetts	3,220,332	240,660	–	3,460,992	38	115,929	94.4	94.9
New Jersey/Suburban Philadelphia	459,904	–	–	459,904	8	9,302	83.5	83.5
New York City	–	–	310,000	310,000	1	–	–	–
Southeast	718,068	–	–	718,068	12	15,788	94.1	93.5
Suburban Washington, D.C.	2,339,087	153,713	–	2,492,800	31	49,419	95.8	95.4
Washington - Seattle	1,090,205	–	–	1,090,205	13	35,052	97.5	98.1
International	342,394	–	–	342,394	4	8,959	100.0	100.0
Total Properties (Continuing Operations)	11,254,804	552,227	865,000	12,672,031	161	$329,030	94.0%	94.0%

(1)	Represents annualized base rent and occupancy percentages related to our operating properties aggregating 11,254,804 rentable square feet.
(2)

Including spaces undergoing a permanent change in use to life science laboratory space through redevelopment, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space, occupancy as of June 30, 2010 was 89.6%. See also the “Value-Added Activities” section of this report for additional information on our redevelopment program.

(3)

Represents occupancy percentages related to our operating properties aggregating 11,162,408 rentable square feet. Including spaces undergoing a permanent change in use to life science laboratory space through redevelopment, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space, occupancy as of March 31, 2010 was 88.9%. See also the “Value-Added Activities” section of this report for additional information on our redevelopment program.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis			Cash Basis
	Three Months Ended			Three Months Ended
	6/30/2010	6/30/2009	% Change	6/30/2010	6/30/2009	% Change
Revenues	$96,259	$95,705	0.6%	$94,553	$92,829	1.9%
Operating expenses	24,145	24,116	0.1	24,145	24,116	0.1
Revenues less operating expenses	$72,114	$71,589	0.7%	$70,408	$68,713	2.5%

	GAAP Basis			Cash Basis
	Six Months Ended			Six Months Ended
	6/30/2010	6/30/2009	% Change	6/30/2010	6/30/2009	% Change
Revenue	$189,307	$189,420	(0.1)%	$185,488	$184,702	0.4%
Operating expenses	48,943	49,911	(1.9)	48,943	49,911	(1.9)
Revenue less operating expenses	$140,364	$139,509	0.6%	$136,545	$134,791	1.3%

Quarterly Percentage Change in GAAP and Cash Same Property Revenues Less Operating Expenses

See “Definitions and Other Information” section of this report starting on page 43.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Six Months Ended June 30, 2010

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	73	971,618	$28.25	–	–	–	–
GAAP Basis	73	971,618	$28.14	–	–	–	–

Renewed/Released Space Leased
Cash Basis	49	680,984	$30.12	$30.22	0.3%	$4.83	4.9 years
GAAP Basis	49	680,984	$28.92	$30.13	4.2%	$4.83	4.9 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	26	350,034	–	$27.10	–	$10.14	7.4 years
GAAP Basis	26	350,034	–	$29.25	–	$10.14	7.4 years

Month-to-Month Leases in Effect
Cash Basis	5	18,949	$21.59	$21.59	–	–	–
GAAP Basis	5	18,949	$21.39	$21.59	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	75	1,031,018	–	$29.16	–	$6.63	5.8 years
GAAP Basis	75	1,031,018	–	$29.83	–	$6.63	5.8 years

Including Month-to-Month Leases
Cash Basis	80	1,049,967	–	$29.03	–	–	–
GAAP Basis	80	1,049,967	–	$29.68	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Three Months Ended June 30, 2010

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	36	498,495	$28.85	–	–	–	–
GAAP Basis	36	498,495	$27.64	–	–	–	–

Renewed/Released Space Leased
Cash Basis	23	416,157	$30.45	$30.44	0.0%	$4.33	4.6 years
GAAP Basis	23	416,157	$29.04	$30.53	5.1%	$4.33	4.6 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	12	134,521	–	$27.53	–	$7.37	6.3 years
GAAP Basis	12	134,521	–	$29.64	–	$7.37	6.3 years

Month-to-Month Leases in Effect
Cash Basis	5	18,949	$21.59	$21.59	–	–	–
GAAP Basis	5	18,949	$21.39	$21.59	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	35	550,678	–	$29.73	–	$5.07	5.0 years
GAAP Basis	35	550,678	–	$30.32	–	$5.07	5.0 years

Including Month-to-Month Leases
Cash Basis	40	569,627	–	$29.45	–	–	–
GAAP Basis	40	569,627	–	$30.03	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

(Unaudited)

	June 30, 2010				Year Ended

	Quarter		Year-to-Date		December 31, 2009		December 31, 2008		December 31, 2007		December 31, 2006
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash

Lease Expirations
Rentable Square Footage	498,495	498,495	971,618	971,618	1,842,597	1,842,597	1,664,944	1,664,944	1,626,033	1,626,033	1,224,143	1,224,143
Expiring Rates	$27.64	$28.85	$28.14	$28.25	$30.70	$30.61	$25.52	$26.88	$26.97	$25.98	$22.42	$24.62

Renewed/Released Space
Leased Rentable Square Footage	416,157	416,157	680,984	680,984	1,188,184	1,188,184	1,254,285	1,254,285	895,894	895,894	704,826	704,826
New Rates	$30.53	$30.44	$30.13	$30.22	$27.72	$28.11	$29.34	$28.60	$31.48	$31.41	$23.67	$23.64
Expiring Rates	$29.04	$30.45	$28.92	$30.12	$26.78	$28.07	$25.51	$27.08	$28.66	$29.38	$20.74	$21.94
Rental Rate Changes	5.1%	0.0%	4.2%	0.3%	3.5%	0.1%	15.0%	5.6%	9.8%	6.9%	14.1%	7.7%

Developed/Redeveloped/Vacant Space Leased
Rentable Square Footage	134,521	134,521	350,034	350,034	676,163	676,163	906,859	906,859	686,856	686,856	883,503	883,503
New Rates	$29.64	$27.53	$29.25	$27.10	$36.00	$33.57	$37.64	$35.04	$33.68	$31.59	$32.89	$31.02

Totals
Rentable Square Footage	550,678	550,678	1,031,018	1,031,018	1,864,347	1,864,347	2,161,144	2,161,144	1,582,750	1,582,750	1,588,329	1,588,329
New Rates	$30.32	$29.73	$29.83	$29.16	$30.73	$30.09	$32.82	$31.30	$32.44	$31.49	$28.80	$27.74
TI’s/Lease Commissions per Square Foot	$5.07	$5.07	$6.63	$6.63	$5.49	$5.49	$7.23	$7.23	$6.95	$6.95	$5.13	$5.13
Average Lease Terms	5.0 years	5.0 years	5.8 years	5.8 years	4.5 years	4.5 years	5.5 years	5.5 years	5.1 years	5.1 years	6.3 years	6.3 years

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

June 30, 2010

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF )
2010	37	(1)	588,126	(1)	5.0%	$25.72
2011	75		1,458,877		12.4	26.84
2012	75		1,457,474		12.3	32.82
2013	73		1,231,770		10.4	29.10
2014	50		1,157,012		9.8	28.76
2015	39		796,580		6.7	28.20
2016	21		1,115,594		9.4	31.91
2017	14		696,759		5.9	34.50
2018	12		834,738		7.1	40.16
2019	6		239,605		2.0	35.58

	2010 RSF of Expiring Leases							Annualized Base Rent
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		of Expiring Leases (per RSF)
California – San Diego	2,455	6,049	34,723	(3)	35,252	78,479		$22.19
California – San Francisco Bay	106,459	–	–		76,669	183,128		30.39
Eastern Massachusetts	38,004	8,491	–		64,677	111,172		33.40
New Jersey/Suburban Philadelphia	–	–	–		27,588	27,588		14.98
Southeast	7,057	9,686	–		23,768	40,511		23.77
Suburban Washington, D.C.	18,882	–	–		32,941	51,823		19.26
Washington – Seattle	436	1,989	93,000	(4)	–	95,425		18.15
International	–	–	–		–	–		–
Total	173,293	26,215	127,723		260,895	588,126	(1)	$25.72
Percentage of expiring leases	29%	5%	22%		44%	100%

	2011 RSF of Expiring Leases							Annualized Base Rent
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		of Expiring Leases (per RSF)
California – San Diego	56,489	47,776	–		100,161	204,426		$25.43
California – San Francisco Bay	25,508	44,718	32,074	(5)	159,346	261,646		33.99
Eastern Massachusetts	–	175,049	222,662	(6)	96,305	494,016		29.76
New Jersey/Suburban Philadelphia	–	10,000	–		24,021	34,021		15.82
Southeast	–	24,652	–		16,023	40,675		18.87
Suburban Washington, D.C.	–	137,176	–		30,676	167,852		21.95
Washington – Seattle	–	70,070	181,790	(7)	4,381	256,241		20.96
International	–	–	–		–	–		–
Total	81,997	509,441	436,526		430,913	1,458,877	(8)	$26.84
Percentage of expiring leases	6%	35%	30%		29%	100%

(1)	Excludes five month-to-month leases for approximately 19,000 rentable square feet.
(2)	Represents leases that have been either (a) executed subsequent to June 30, 2010 as a renewal/extension, or (b) leased to another tenant.
(3)	Represents a 34,723 rentable square foot core and shell building with no interior improvements targeted for redevelopment into laboratory space.
(4)	Represents a 93,000 rentable square foot industrial building targeted for redevelopment into single or multi-tenancy laboratory space.
(5)	Represents a 32,074 rentable square foot single-tenancy space targeted for redevelopment into multi-tenancy laboratory space.
(6)

Represents a 177,662 rentable square foot office space targeted for redevelopment into single or multi-tenancy laboratory space and a 45,000 rentable square foot single-tenancy space targeted for redevelopment into multi-tenancy laboratory space.

(7)

Represents a 60,000 rentable square foot industrial building targeted for redevelopment into single or multi-tenancy laboratory space and a 121,790 rentable square foot office building targeted for redevelopment into single or multi-tenancy laboratory space.

(8)	During the three months ended June 30, 2010, we reduced 2011 expiring leases by 295,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

20 Largest Client Tenants

June 30, 2010

(Unaudited)

							Approximate	Percentage of		Percentage	Investment Grade Entities
			Remaining Lease				Aggregate	Aggregate	Annualized	of Aggregate
		Number	Term in Years				Rentable	Total Square	Base Rent (3)	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)		(2)		Square Feet	Feet	(in thousands)	Base Rent	Rating (4)	Rating (4)	Rating (4)	Research
1	Novartis AG	6	6.3		6.5		442,621	3.7%	$26,368	8.0%	AA	Aa2	AA-	–
2	Roche Holding Ltd	5	7.3		7.5		387,813	3.3	14,834	4.5	AA-	A2	AA-	–
3	GlaxoSmithKline plc	6	4.9		6.0		350,278	3.0	14,474	4.4	A+	A1	A+	–
4	ZymoGenetics, Inc. (5)	2	8.9		8.9		203,369	1.7	8,747	2.7	–	–	–	–
5	United States Government	7	3.2		3.1		310,823	2.6	8,556	2.6	AAA	Aaa	AAA	–
6	Massachusetts Institute of Technology	3	4.3		4.0		178,952	1.5	8,111	2.5	–	Aaa	AAA	✓
7	Theravance, Inc. (6)	2	1.8	(7)	1.8	(7)	170,244	1.4	6,137	1.9	–	–	–	–
8	Amylin Pharmaceuticals, Inc.	3	5.9		6.0		168,308	1.4	5,761	1.8	–	–	–	–
9	Gilead Sciences, Inc.	1	10.0		10.0		105,760	0.9	5,678	1.7	–	–	–	–
10	Pfizer Inc.	2	9.5		9.4		120,140	1.0	5,647	1.7	AA-	A1	AA	–
11	The Scripps Research Institute	2	6.4		6.4		96,500	0.8	5,193	1.6	–	–	–	✓
12	Forrester Research, Inc.	1	1.3	(8)	1.3	(8)	145,551	1.2	4,987	1.5	–	–	–	–
13	Alnylam Pharmaceuticals, Inc. (9)	1	6.3		6.3		95,410	0.8	4,466	1.4	–	–	–	–
14	Dyax Corp.	1	1.7		1.7		67,373	0.6	4,361	1.3	–	–	–	–
15	Quest Diagnostics Incorporated	1	6.5		6.5		248,186	2.1	4,341	1.3	BBB+	Baa2	BBB+	–
16	Infinity Pharmaceuticals, Inc.	2	2.5		2.5		67,167	0.6	4,302	1.3	–	–	–	–
17	UMass Memorial Health Care, Inc.	6	5.6		5.3		189,722	1.6	3,953	1.2	–	–	–	✓
18	Fred Hutchinson Cancer Research Center	2	4.0		4.1		123,322	1.0	3,854	1.2	–	–	–	✓
19	Merck & Co., Inc.	2	2.9		3.6		102,196	0.9	3,847	1.2	A+	Aa3	AA-	–
20	Qiagen N.V.	2	5.7		5.7		158,879	1.3	3,845	1.2	–	–	–	–
	Total/Weighted Average:	57	5.5		5.8		3,732,614	31.6%	$147,462	44.8%

(1)		Represents remaining lease term in years based on percentage of leased square feet.
(2)		Represents remaining lease term in years based on percentage of annualized base rent in effect as of June 30, 2010.
(3)		Annualized base rent means the annualized fixed base rental amount in effect as of June 30, 2010 (using rental revenue computed on a straight-line basis in accordance with GAAP).
(4)		Ratings obtained from each respective rating agency (Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s, respectively).
(5)		As of March 31, 2010, Novo Nordisk A/S owned approximately 27% of ZymoGenetics, Inc.
(6)		As of April 30, 2010, GlaxoSmithKline plc owned approximately 13% of the outstanding stock of Theravance, Inc.
(7)

Lease extension was executed in July 2010.  Including the lease extension, remaining lease term in years based on percentage of leased square feet and on percentage of annualized base rent in effect as of June 30, 2010 would have been 9.9 years.

(8)		Space is targeted for redevelopment into single or multi-tenancy laboratory space upon lease expiration.
(9)		As of March 31, 2010, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Client Tenant Mix

June 30, 2010

(Unaudited)

	Multinational Pharmaceutical	Institutional: Independent Not-for-Profit/ Universities/Translational Research Entities/Government
	•Abbott Laboratories	•Bill & Melinda Gates Foundation
	•Astellas Pharma Inc.	•Duke University
	•AstraZeneca plc	•Environmental Protection Agency
	•Baxter International Inc.	•Fred Hutchinson Cancer Research Center
	•Bayer AG	•Massachusetts Institute of Technology
	•Bristol-Myers Squibb Company	•National Institutes of Health
	•Eisai Co., Ltd.	•Sanford-Burham Medical Research Institute
	•Eli Lilly and Company	•The Scripps Research Institute
	•GlaxoSmithKline plc	•University of California, San Francisco
	•Johnson & Johnson	•University of Massachusetts
	•Merck & Co., Inc.	•UMass Memorial Health Care, Inc.
	•Novartis AG	•University of Washington
•Pfizer Inc.
•Roche Holding Ltd
•Sanofi-Aventis

Medical Device, Life Science
	Biotechnology: Public & Private	Product, Service, and Biofuels
	•Achaogen Inc.	•Bio-Rad Laboratories, Inc.
	•Alnylam Pharmaceuticals, Inc.	•Becton, Dickinson and Company
	•Ambrx, Inc.	•Canon U.S. Life Sciences, Inc.
	•Amgen Inc.	•Laboratory Corporation Of America Holdings
	•Amylin Pharmaceuticals, Inc.	•Life Technologies Corporation
	•Anaphore, Inc.	•Monsanto Company
	•Avila Therapeutics, Inc.	•Qiagen N.V.
	•Biogen Idec Inc.	•Quest Diagnostics Incorporated
	•BrainCells Inc.	•Sapphire Energy, Inc.
•Celegene Corporation
•Fate Therapeutics, Inc.
Client tenant mix by annualized base rent	•Gilead Sciences, Inc.
•Ikaria, Inc.
•Intellikine, Inc.
•Intercell AG
•MacroGenics, Inc.
•Presidio Pharmaceuticals, Inc.
•Proteostasis Therapeutics, Inc.
•Theravance, Inc.
•Tolerx, Inc.
•ZymoGenetics, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

Three Months Ended June 30, 2010

(Dollars in thousands)

(Unaudited)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Additions to Operating Properties:	N/A	N/A	N/A

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Feet

Additions to Land:	N/A	N/A	N/A

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:	N/A	N/A	N/A

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
June 30, 2010

(Dollars in thousands)

(Unaudited)

	Book Value	Square Footage

Land	$476,344
Buildings and building improvements	3,324,520
Other improvements	178,152
Rental properties	3,979,016	11,254,804
Less: accumulated depreciation	(562,755)
Rental properties, net (1)	3,416,261
Land held for future development (2)	309,514	5,578,000
Construction in progress:
Redevelopment	173,953	552,227
Development	395,769	865,000
Preconstruction	500,847	4,351,000
New markets and other projects (3)	324,209	1,091,000
Construction in progress (4)	1,394,778	6,859,227
Investment in unconsolidated real estate entity (5)	35,184	428,000
Real estate, net	5,155,737	24,120,031
Add: accumulated depreciation	562,755
Gross book value of real estate	$5,718,492	24,120,031

(1)	Includes 1,655,000 rentable square feet for future conversion to life science laboratory space through redevelopment.
(2)

Our objective is to advance preconstruction efforts to reduce the time to deliver projects to prospective tenants. Since all efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing, interest, property taxes, insurance, and other costs are expensed as incurred. Represents land and land improvements (site work and piles for foundation) related to land parcels that have been advanced through entitlement and certain levels of design. Amounts exclude a parcel supporting ground-up development of approximately 442,000 rentable square feet in New York City that we have an option to ground lease for future development, and land parcels supporting ground-up development of 924,000 rentable square feet in Edinburgh, Scotland that we have a long-term right to purchase.

(3)

Includes site of future building approximating 410,000 rentable square feet related to our project in New York City and four buildings aggregating 547,000 rentable square feet related to two ground-up development projects in China.

(4)

Represents costs related to assets undergoing preconstruction and construction activities including development and redevelopment. Preconstruction activities include entitlements, permitting, design, site work, and other activities prior to commencement of vertical construction of aboveground shell and core. We are required to capitalize interest and other direct project costs during the period an asset is undergoing activities to prepare it for its intended use. Capitalization of interest and other direct project costs cease after a project is substantially complete and ready for its intended use. In addition, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other costs would be expensed as incurred.

(5)

Book value represents our equity investment in a real estate entity that owns a land parcel supporting ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Value-Added Activities
June 30, 2010

(Unaudited)

The following table summarizes the components of our total value-added square footage as of June 30, 2010:

	Square Footage
	Construction in Progress (“CIP”)					Investment in
Markets	Redevelopment	Development	Pre- construction	New Markets and Other Projects (1)	Total CIP	Unconsolidated Real Estate Entity		Land		Future Redevelopment		Total Value- Added Square Footage

California – San Diego	157,854	–	–	–	157,854	–		443,000		178,000		778,854

California – San Francisco Bay/Mission Bay	–	263,000	2,030,000	–	2,293,000	–		290,000		–		2,583,000

California – San Francisco Bay/So. San Francisco	–	292,000	144,000	–	436,000	–		1,051,000		25,000		1,512,000

Eastern Massachusetts	240,660	–	1,669,000	–	1,909,660	428,000		225,000		522,000		3,084,660

Suburban Washington, D.C.	153,713	–	–	–	153,713	–		952,000		390,000		1,495,713

Washington – Seattle	–	–	248,000	–	248,000	–		1,049,000		318,000		1,615,000

International	–	–	–	–	–	–		827,000		–		827,000

Other	–	310,000	260,000	1,091,000	1,661,000	–		741,000		222,000		2,624,000

Total	552,227	865,000	4,351,000	1,091,000	6,859,227	428,000	(2)	5,578,000	(3)	1,655,000	(4)	14,520,227

(1)

A component of our business model includes ground-up development projects in new markets and other unique projects. We have two development parcels in China. One development parcel is located in South China where a two-building project aggregating approximately 275,000 rentable square feet is under construction. The second development parcel is located in North China where a two-building project aggregating approximately 272,000 rentable square feet is under construction. Additionally, other projects include construction related to site work, plaza, park and underground parking at the Alexandria CenterTM for Life Science — New York City, a unique one-of-a-kind highly advanced state-of-the-art urban science park in the city and in the adjoining future building approximating 410,000 rentable square feet.

(2)	Represents a parcel supporting approximately 428,000 rentable square feet in the Longwood Medical Area of Boston held by an unconsolidated entity.
(3)

Our objective is to advance preconstruction efforts to reduce the time to deliver projects to prospective tenants. Since all efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing, interest, property taxes, insurance, and other costs are expensed as incurred. Represents land and land improvements (site work and piles for foundation) related to land parcels that have been advanced through entitlement and certain levels of design. Amounts exclude a parcel supporting ground-up development of approximately 442,000 rentable square feet in New York City that we have an option to ground lease for future development, and land parcels supporting ground-up development of 924,000 rentable square feet in Edinburgh, Scotland that we have a long-term right to purchase.

(4)

Square footage related to future redevelopment is included in our operating asset base (rental properties, net) and represents non-laboratory uses (office, industrial, or warehouse) for future conversion to life science laboratory space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities – Construction in Progress
June 30, 2010

(continued)

(Unaudited)

Construction in progress includes the following value-added activities (dollars in thousands, except cost per square foot):

Construction in Progress	Amount (1)	Square Feet	Cost per Square Foot

Redevelopment projects	$173,953	552,227	$315

Development projects	395,769	865,000	458

Preconstruction projects	500,847	4,351,000	115

New markets and other projects	324,209	1,091,000	297

Total construction in progress	$1,394,778	6,859,227	$203

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations highly desirable by life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Our incremental investment in redevelopment projects for the conversion of non-laboratory space to laboratory space generally range from $75 to $150 per square foot depending on the nature of the existing building improvement and laboratory design.  Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value for future ground-up development (which are projected to yield substantial revenues) and are required for the ultimate vertical construction of buildings.

(1)

Represents costs related to assets undergoing preconstruction and construction activities including development and redevelopment. Preconstruction activities include entitlements, permitting, design, site work, and other activities prior to commencement of vertical construction of aboveground shell and core. We are required to capitalize interest and other direct project costs during the period an asset is undergoing activities to prepare it for its intended use. Capitalization of interest and other direct project costs cease after a project is substantially complete and ready for its intended use. In addition, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other costs would be expensed as incurred.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities – Redevelopment
June 30, 2010

(continued)

(Unaudited)

The following table summarizes our properties undergoing redevelopment:

				Redevelopment
	Total	Placed in	Estimated		Percentage (2)
Markets/Submarkets	Property RSF (1)	Redevelop- ment	In-Service Dates	RSF	Leased	Negotiating/ Commmited	Mktg	Status

California – San Diego/ Torrey Pines	76,084	2007	2010	20,838	–	62%	38%	Construction

California – San Diego/ Torrey Pines	81,816	2010	2012	81,816	–	–	100%	Design

California – San Diego/ Torrey Pines	55,200	2010	2012	55,200	–	–	100%	Design

Eastern Massachusetts/ Cambridge	366,412	2007	2010	33,001	–	100%	–	Construction

Eastern Massachusetts/ Cambridge	194,776	2009	2012	17,114	–	–	100%	Design

Eastern Massachusetts/ Suburban	92,500	2010	2012	47,500	–	–	100%	Design

Eastern Massachusetts/ Suburban	113,045	2007	2010	113,045	–	–	100%	Construction

Eastern Massachusetts/ Suburban	30,000	2008	2010	30,000	–	–	100%	Design/Construction

Suburban Washington, D.C./ Shady Grove	58,632	2009	2010	58,632	100%	–	–	Design/Construction

Suburban Washington, D.C./ Shady Grove	225,096	2009	2011	77,211	–	100%	–	Design

Suburban Washington, D.C./ Shady Grove	38,203	2010	2012	17,870	–	61%	39%	Design/Construction
	1,331,764			552,227	11%	24%	65%

(1)

The operating portion of the properties aggregating 779,537 rentable square feet, including vacancy aggregating 38,000 rentable square feet, is included in rental properties, net and occupancy statistics for our operating properties. See Summary of Properties on page 25.

(2)

The leasing status percentage represents the percentage of redevelopment rentable square feet and excludes both the occupied and vacant rentable square feet related to the operating portion of the building.

As of June 30, 2010, our estimated cost to complete was approximately $70 per rentable square foot for the 552,227 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations, and the amount of costs funded by each tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities – Development
June 30, 2010

(continued)

(Unaudited)

The following table summarizes our properties undergoing ground-up development:

Markets/Submarkets	Building Description	Estimated In-Service Dates	Leased	Negotiating/ Committed	Marketing	Rentable Square Feet	Leasing Status

California – San Francisco Bay/Mission Bay	Multi-tenant Bldg with 3% Retail	2010	78%	22%	–	158,000	158,000 Rentable Square Feet Leased or Committed to UCSF and a Large Cap Life Science Company

California – San Francisco Bay/Mission Bay	Multi-tenant Bldg with 4% Retail	2011	47%	25%	28%	105,000	49,000 Rentable Square Feet Leased to Bayer AG

California – San Francisco Bay/So. San Francisco	Two Bldgs., Single or Multi-tenant	2010	–	–	100%	162,000	Redesign for Multi-Tenancy at Both Buildings/Marketing

California – San Francisco Bay/So. San Francisco	Single Tenant Bldg.	2010	100%	–	–	130,000	100% Leased to Onyx Pharmaceuticals Inc.

New York – New York City – East Tower	Multi-tenant Bldg with 6% Retail	2010/2011	54%	38%	8%	310,000

104,000 Rentable Square Feet Leased to Eli Lilly and Company; Leased 64,000 Rentable Square Feet for Office/Laboratory Space, Restaurant/Food, Conference Center, and Core Services; Current Life Science Laboratory and Office Negotiations for Substantially All Remaining Space

Total Properties Undergoing Ground-Up Development			54%	21%	25%	865,000

As of June 30, 2010, our estimated cost to complete the approximately 865,000 rentable square feet undergoing ground-up development was approximately $93 per rentable square foot.  This estimate includes costs related to tenant infrastructure costs, including requirements for executed leases with Eli Lilly and Company, UCSF, Onyx Pharmaceuticals Inc., and Bayer AG.  This estimate also includes certain costs related to incremental investment by the Company with incremental returns which are beyond the original estimated investment anticipated at the beginning of each project.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations, and the amount of costs funded by each tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities

Map and Rendering of Mission Bay, San Francisco, California
June 30, 2010

(continued)

The Alexandria Center for Science and Technology at Mission Bay will consist of 14 high quality facilities totaling approximately 2.8 million rentable square feet.  We have three buildings aggregating 523,000 leased to Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top tier life science companies.

MISSION BAY
280
PIER 52
PIER 54
A. FRANCOIS
3RD ST
MISSION BAY BLVD NORTH
MISSION BAY BLVD SOUTH
SIXTH ST
FOURTH ST
UCSF SHUTTLE
LIGHT RAIL
UCSF RESEARCH CAMPUS
OWENS ST
EL DORADO ST
SIXTEENTH ST
UCSF HOSPITAL CAMPUS
THIRD ST
ILLINOIS ST
CONNECTICUT ST
MISSOURI ST
MISSISSIPPI ST
SEVENTEENTH ST
TEXAS ST
PENNSYLVANIA
MARIPOSA ST
P
N
UCSF Research Campus – 2.5 million SF
UCSF Hospital Campus – 1.5 million SF
Current Alexandria Buildings – 523,000 SF
Future Alexandria Buildings – 2.3 million SF
Alexandria Parking

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities

Map and Rendering of Mission Bay, San Francisco, California (continued)
June 30, 2010

(continued)

Residential
Alexandria
Mission Bay West
UCSF Research Campus
Alexandria
Mission Bay North
UCSF Hospital Campus
Alexandria
Mission Bay East
Alexandria
Mission Bay South

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Activities

Rendering of Binney Street Project, East Cambridge Massachusetts
June 30, 2010

(continued)

Buildings in the red outline below represent renderings of five future ground-up life science laboratory developments aggregating 1.7 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures

(Unaudited)

		Six Months
		Ended	Year Ended December 31,
	Average (1)	June 30, 2010	2009	2008	2007	2006	2005

Capital expenditures (2):

Major capital expenditures	$699,000	$168,000	$529,000	$405,000	$1,379,000	$575,000	$972,000

Recurring capital expenditures	$1,013,000	$575,000	$1,405,000	$955,000	$648,000	$639,000	$1,278,000

Square feet in asset base	10,776,314	11,750,887	11,740,993	11,770,769	11,476,217	9,790,326	8,128,690

Per square foot:

Major capital expenditures	$0.06	$0.01	$0.05	$0.03	$0.12	$0.06	$0.12

Recurring capital expenditures	$0.09	$0.05	$0.12	$0.08	$0.06	$0.07	$0.16

Tenant improvements and leasing costs:

Re-tenanted space (3)

Tenant improvements and leasing costs	$1,664,000	$944,000	$1,475,000	$3,481,000	$1,446,000	$1,370,000	$324,000

Re-tenanted square feet	285,727	196,225	211,638	505,773	224,767	248,846	130,887

Per square foot	$5.82	$4.81	$6.97	$6.88	$6.43	$5.51	$2.48

Renewal space

Tenant improvements and leasing costs	$2,331,000	$2,342,000	$3,263,000	$2,364,000	$1,942,000	$957,000	$778,000

Renewal square feet	747,957	484,759	976,546	748,512	671,127	455,980	666,058

Per square foot	$3.12	$4.83	$3.34	$3.16	$2.89	$2.10	$1.17

The table above shows the average per square foot property-related capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

(1)	Average includes annualized amounts for the six months ended June 30, 2010.
(2)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and heavy-duty heating, ventilation, and air conditioning systems that are typically identified and considered at the time a property is acquired.

(3)	Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2010

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures in sections of this document and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations, or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a supplemental measure of operating performance.  Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our operating performance.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance, to improve their understanding of our operating results, and to make more meaningful comparisons of our performance between periods and against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of operating performance, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information

June 30, 2010

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin (continued)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA (dollars in thousands):

	Six Months Ended		Three Months Ended
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Net income (loss) (1)	$16,561	$85,365	$(12,224)	$28,785	$29,905	$26,378	$44,116
Add: Interest expense (2)	36,340	41,595	18,778	17,562	19,452	21,225	21,373
Add: Depreciation and amortization (2)	60,080	61,168	30,342	29,738	29,004	28,336	29,722
EBITDA	112,981	188,128	36,896	76,085	78,361	75,939	95,211
Add: Stock compensation expense	5,389	6,716	2,658	2,731	3,194	4,141	3,694
Subtract: Gain on sales of property	(24)	(2,234)	–	(24)	(393)	–	–
Add (Subtract): Loss (gain) on early extinguishment of debt	41,496	(11,254)	41,496	–	–	–	(11,254)
Adjusted EBITDA	$159,842	$181,356	$81,050	$78,792	$81,162	$80,080	$87,651

Total revenues	$233,497	$252,598	$117,010	$116,487	$115,125	$115,826	$121,039
Adjusted EBITDA margin	68%	72%	69%	68%	70%	69%	72%

(1)

During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million (par value) of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

(2)

Includes interest expense, depreciation, and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

Adjusted Funds from Operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (i) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements and leasing costs on re-tenanted and renewal space (excludes redevelopment expenditures), (iii) capitalized income from development projects, (iv) gains or losses on early extinguishment of debt, (v) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (vi) effects of deferred rent and deferred rent on ground leases, (vii) non-cash compensation expense related to restricted stock awards, and (viii) other non-cash income or charges, including impairment charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful performance information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2010

(Unaudited)

Capitalized Interest

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations highly desirable by life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value for future ground-up development and are required for the ultimate vertical construction of buildings. Ultimately, these land parcels will provide valuable opportunities for new ground-up construction projects.  The projects will provide high quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  We are required to capitalize construction, redevelopment, and development costs, including preconstruction costs, interest, property taxes, insurance, and other costs directly related and essential to the project while activities are ongoing to prepare an asset for its intended use.  Capitalized interest for the three months ended June 30, 2010 was approximately $18.3 million. The average interest rate for the three months ended June 30, 2010 required for the purpose of calculating capitalization of interest was approximately 5.06%, assuming conversion of our 8% unsecured convertible notes.  Capitalized interest assumes conversion of our 8% unsecured convertible notes for all periods.

Dividend Payout Ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  The dividend payout ratio for the three months ended June 30, 2010 is based upon FFO attributable to Alexandria Real Estate Equities, Inc’s common stockholders on a diluted basis, excluding the loss on early extinguishment of debt.  The dividend payout ratio for the three months ended June 30, 2010 including the loss on early extinguishment of debt was 178%.

Dividend Yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Earnings (Loss) per Share

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings (loss) per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to common stockholders and unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings (loss) per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings (loss) per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares are dilutive or antidilutive to earnings (loss) per share.  For the three and six months ended June 30, 2010, the effect of stock options using the treasury stock method was antidilutive to earnings (loss) per share and as such, was excluded from the computation of diluted earnings (loss) per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2010

(Unaudited)

Earnings (Loss) per Share (continued)

We applied the if-converted method of accounting for our 8% unsecured senior convertible notes (“8% Unsecured Convertible Notes”). In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating diluted earnings (loss) per share, our 8% Unsecured Convertible Notes were antidilutive to earnings (loss) per share for the three and six months ended June 30, 2010 and dilutive to earnings per share for the three and six months ended June 30, 2009.

EBITDA

See Adjusted EBITDA.

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2010

(Unaudited)

FFO per Share

FFO per share (diluted) is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8% Unsecured Convertible Notes for FFO per share separately from the if-converted analysis for earnings (loss) per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share (diluted) if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share (diluted) would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share (diluted), the if-converted method was dilutive to FFO per share (diluted) for all periods presented in which the notes were outstanding except for the three and six months ended June 30, 2010.

Gross Assets (Excluding Cash and Restricted Cash)

Gross assets (excluding cash and restricted cash) is equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Investment in Unconsolidated Real Estate Entity

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting literature with respect to variable interest entities (“VIEs”).  The new guidance impacts the consolidation guidance applicable to VIEs and among other things requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE, continuous assessments of whether a company is the primary beneficiary of a VIE, and enhanced disclosures about a company’s involvement with a VIE.  We prospectively adopted the new guidance on January 1, 2010.

In 2007, we formed an entity with a development partner for the purpose of owning, developing, leasing, managing, and operating a development parcel supporting a future building aggregating 428,000 rentable square feet.  The development parcel serves as collateral for a non-recourse secured loan due in 2012 with an outstanding balance of $38.4 million as of June 30, 2010. In 2009, the entity entered into an interest rate cap agreement related to the secured note with a notional amount approximating $38.4 million effective May 15, 2009 and terminating on January 3, 2012.  The agreement sets a ceiling on one month LIBOR at 2.50% related to the secured note.  Prior to the adoption of the new VIE guidance, we determined that the entity qualified as a VIE for which we were also the entity’s primary beneficiary since we would absorb the majority of the entity’s expected losses and receive a majority of the entity’s expected residual returns.  As a result, we had consolidated the entity since its inception in 2007.  The new VIE literature cites two criteria to determine the primary beneficiary of a VIE, both of which must be met to be deemed the primary beneficiary of a VIE.  Upon adoption of the new VIE guidance on January 1, 2010, we determined that we did not meet both criteria since we do not have the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance.  The decisions that most significantly impact the VIE’s economic performance require both our consent and that of our partner, including all major operating, investing, and financing decisions as well as decisions over major expenditures.  Because we share power over the decisions that most significantly impact the VIE’s economic performance, we determined that we are not the primary beneficiary of the VIE. As of January 1, 2010, we prospectively deconsolidated the VIE at its carrying amounts and recorded a corresponding entry to investment in unconsolidated real estate entity pursuant to the equity method.  As of June 30, 2010, our investment in the unconsolidated entity was approximately $35.2 million.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2010

(Unaudited)

Net Debt

Net debt is equal to the sum of secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes, less cash, cash equivalents, and restricted cash.

Same Property Comparisons

The summary of same property comparisons represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “Second Quarter Same Properties”) and for the six month periods (the “Six Months Same Properties”).  Same property occupancy for the three months ended June 30, 2010 and 2009 was 94.7% and 95.0%, respectively.  Same property occupancy for the six months ended June 30, 2010 and 2009 was 94.4% and 94.7%, respectively. Properties undergoing redevelopment are excluded from same property results.

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the Second Quarter Same Properties and Six Months Same Properties, as applicable (excluding lease termination fees, if any), less property operating expenses.  Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms.  Revenue less operating expenses on a cash basis is total revenue associated with the Second Quarter Same Properties and Six Months Same Properties (excluding lease termination fees, if any), less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  Straight-line rent adjustments for the three months ended June 30, 2010 and 2009 for the Second Quarter Same Properties were $1,706,000 and $2,876,000, respectively.  Straight-line rent adjustments for the six months ended June 30, 2010 and 2009 for the Six Months Same Properties were $3,819,000 and $4,718,000, respectively.  We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Same property results for the six months ended June 30, 2009 excludes approximately $18.5 million of additional rental income in the first quarter of 2009 in connection with a modification of a lease for one property in the South San Francisco market.  The lease with the prior tenant was terminated in order to deliver this building to Roche Holding Ltd under a ten-year lease and this $18.5 million consideration was part of our overall returns for this property.  Our same property results for the six months ended June 30, 2010 assuming additional rental income from the prior lease was amortized over the lease term with Roche Holding Ltd would have been the same as reported on a GAAP and cash basis.

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of June 30, 2010, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2010

(Unaudited)

Tangible Non-Real Estate Assets

Tangible non-real estate assets include the following as of each period presented (in thousands):

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Cash and cash equivalents	$73,254	$70,980	$70,628	$68,280	$70,313
Restricted cash	37,660	35,832	47,291	60,002	51,683
Tenant receivables	3,059	2,710	3,902	3,789	4,665
Investments	77,088	76,918	72,882	71,080	66,068
Other tangible non-real estate assets	27,312	35,808	32,737	35,925	31,287
Total tangible non-real estate assets	$218,373	$222,248	$227,440	$239,076	$224,016

Total Market Capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt (secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes).

Total Revenues and Total Revenues, as Adjusted

Total revenues are comprised of rental revenues, tenant recoveries, and other income.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007 and was classified in other income for the period.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco and was classified in rental revenues for the period.  Total revenues excluding these items are shown in the following table (in thousands):

	Six Months Ended		Three Months Ended
	6/30/2010	6/30/2009	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Total revenues, as reported	$233,497	$252,598	$117,010	$116,487	$115,125	$115,826	$121,039
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	(7,242)
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–
Total revenues, as adjusted	$233,497	$226,847	$117,010	$116,487	$115,125	$115,826	$113,797

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2010

(Unaudited)

Weighted Average Interest Rate for Capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, and amortization of loan fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, the outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.  Unhedged LIBOR-based debt outstanding under our credit facility had a weighted average interest rate of 1.5% and hedged variable rate debt and fixed rate debt had a weighted average interest rate of 6.0% as of June 30, 2010.  The weighted average interest rate for capitalization shown on page 19 represents the average rates for each reporting period.  This average rate for each  reporting period is different than the interest rate in effect as of the balance sheet date for each quarter end (i.e. one point in time as opposed to an average over three months during the quarter) shown on page 23.  Additionally, the weighted average interest rate for capitalization shown on page 19 includes amortization of loan fees and assumes the conversion of our 8% unsecured convertible notes for all periods.